UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2005
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                                 CANDIE'S, INC.
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             (Exact name of registrant as specified in its charter)


   Delaware                 0-10593                          11-2481093
(State or Other           (Commission                      (IRS Employer
Jurisdiction of           File Number)                   Identification No.)
Incorporation)

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215 West 40th Street, New York, NY                             10018
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(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code   (212) 730-0030
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01. Entry into a  Material Definitive Agreement

     Candie's, Inc. (the "Company") has entered into an employment agreement effective March 9, 2005 with Warren Clamen in connection with the Company's appointment of Mr. Clamen as its Chief Financial Officer. The employment agreement provides that Mr. Clamen will be employed as the Chief Financial Officer of the Company for a two year term ("Term") subject to earlier termination as specified in the agreement. The employment agreement also provides for Mr. Clamen to receive a base annual salary of $225,000 per year for the first year of the Term and no less than $240,000 for the second year of the Term and certain fringe benefits. In addition, he is eligible to participate in any executive bonus program of the Company then in effect. In accordance with the terms of the employment agreement, on March 9, 2005 the Company granted to Mr. Clamen options to purchase 200,000 shares of the Company's common stock at $5.06 per share (the "Options"). The Options expire on March 9, 2015, subject to earlier termination under certain conditions if Mr. Clamen ceases to be employed by the Company, and vest immediately as to 100,000 of the Options and on June 1, 2005 as to the remaining 100,000 of the Options. The employment agreement also provides for Mr. Clamen to receive certain severance payments if the Company terminates the employment agreement other than for cause.

     This brief description of the material terms of the employment agreement is qualified by reference to the provisions of the agreement attached to this report as Exhibit 10.1, which is incorporated by reference herein.

     On March 9, 2005 1,923 shares of the Company's common stock were awarded to each of the Company's non-employee directors (Steven Mendelow, Barry Emanuel, Robert D'Loren, Michael Caruso, Drew Cohen and Michael Groveman) under the Company's Non-Employee Director Stock Incentive Plan.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On March 9, 2005 the Company announced that on that date it had appointed Warren Clamen as the Company's Chief Financial Officer. From June 2000 until March 2005 Mr. Clamen, age 40, served as Vice President of Finance of Columbia House, one of the world's largest licensees of content for music and film. From December 1998 to June 2000, he was Vice President of Finance of Marvel Entertainment, Inc., one of the world's largest public licensing companies.

     See Item 1.01 above for a description of Mr. Clamen's employment agreement with the Company.


Item 9.01 Financial Statements and Exhibits

( c) Exhibits. 10.1 Employment Agreement between the Company and Warren Clamen.






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     CANDIE'S, INC.
                                                     (Registrant)


                                        By:/s/ Neil Cole
                                           -------------------------------------
                                           Neil Cole
                                           President and Chief Executive Officer


Date: March 11, 2005